Exhibit 5.01

August 24, 2009

Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401

Re: Xcel Energy Inc.’s Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President and Deputy General Counsel of Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”), and, as such, I and other attorneys in the legal department of Xcel Energy have acted as counsel for Xcel Energy in the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed issuance and sale from time to time of unsecured senior debt securities (the “Senior Debt Securities”), unsecured junior subordinated debt securities (“Junior Subordinated Notes,” together with the Senior Debt Securities, the “Debt Securities”) and/or shares of common stock of Xcel Energy, $2.50 par value per share (the “Common Stock,” and, together with the Debt Securities, the “Securities”).   The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “Corporate Proceedings”), certain terms of the Securities to be issued by Xcel Energy from time to time will be approved by the Board of Directors of Xcel Energy or a committee thereof or certain authorized officers of Xcel Energy.

I, and the other attorneys in the legal department, have examined or are otherwise familiar with the Xcel Energy Articles of Incorporation, the By-Laws of Xcel Energy, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing and assumptions that follow, I am of the opinion that:

1.             Xcel Energy was incorporated and is now a legally existing corporation under the laws of the State of Minnesota; has corporate power, right, and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement to which this opinion is an exhibit; and has corporate power, right, and authority to create, issue and sell the Securities.

2.             When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933 (the “Securities Act”), (b)(i) the Supplemental Indenture relating to the Senior Debt Securities, is duly authorized, executed, and delivered and (ii) the Junior Subordinated Indenture and related Supplemental Indenture relating to the Junior Subordinated Notes, is duly authorized, executed and delivered, and (c) the Debt Securities are duly authorized, executed, authenticated, and delivered, and the consideration for the Debt Securities has been received by Xcel Energy, all in the manner contemplated by the said Registration Statement, the Debt Securities will be valid and binding obligations of Xcel Energy enforceable in accordance with their terms.

3.             When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act and (b) the Common Stock has been registered and delivered, and the consideration for the Common Stock has been received by Xcel Energy, all in the manner contemplated by the said Registration Statement, the Common Stock will be duly authorized and validly issued, fully paid and non-assessable.

The foregoing opinions assume that (a) the indentures and supplemental indentures have been duly authorized, executed and delivered by all parties thereto other than Xcel Energy; (b) the Registration Statement shall continue to be effective; and (c) at the time of the delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by Xcel Energy with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon Xcel Energy or any order of any court or governmental body having jurisdiction over Xcel Energy.

To the extent they relate to enforceability, each of the foregoing opinions is subject to:

(i)            the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights;

(ii)           general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and

(iii)          the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (c) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America.  The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof.  By rendering this opinion, I do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Opinions” in the Prospectus constituting a part of such Registration Statement.  In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ James L. Altman
James L. Altman
Vice President and Deputy General Counsel